Exhibit 10.98

FIRST AMENDMENT TO AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on March 23, 2005 and adopted by the shareholders of DTAG on May 20, 2005 (the “Plan”), is hereby amended effective as of February 1, 2006 as follows:

1.          The definition of “Detrimental Activity” contained in Section 2(j) of the Plan is hereby amended by adding the following new subparagraph (vii):

“(vii)     Conduct by a Participant, including errors, omissions or fraud, that caused or partially caused the need for the restatement of any financial statements or financial results of the Company.”

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